UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: May 8, 2013

Date of earliest event reported: May 7, 2013

Warner Chilcott Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

+353 1 897 2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders

(a)	Warner Chilcott Public Limited Company’s (the “Company”) 2013 annual general meeting of shareholders (the “Annual Meeting”) was held on May 7, 2013.

(b)
At the Company’s Annual Meeting, the shareholders of the Company (i) elected each of the Company’s nominees for director listed below, (ii) approved the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2013 and authorized the board of directors to determine the auditors’ remuneration and (iii) approved, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined in the Company’s 2013 proxy statement).

The final results of voting on each of the items submitted to a vote of shareholders during the Company’s Annual Meeting are as follows:

	For	Against	Abstentions	Broker Non-Votes
1. Election of Class I Directors:
John P. Connaughton	179,796,501	21,134,088	271,757	26,477,625
Tamar D. Howson	199,759,046	1,169,190	274,110	26,477,625
2. Approval of the appointment of PricewaterhouseCoopers LLP, a registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2013 and authorization of the board of directors to determine the auditors’ remuneration	225,551,699	1,815,875	312,397	0
3. Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers	179,756,027	10,293,148	11,153,171	26,477,625

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen
	Name:	Paul Herendeen
	Title:	Executive Vice President and Chief Financial Officer

Date: May 8, 2013